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                                                                    EXHIBIT 99.1

NEWS RELEASE

November 28, 2001
FOR IMMEDIATE RELEASE


                 TRUMP HOTELS & CASINO RESORTS, INC. (NYSE:DJT)


                 CONTACT:  David Friedman, Esq.
                               Kasowitz, Benson, Torres & Friedman
                               212-506-1700

     New York, NY ....... Based on the establishment of a bondholders committee for the purpose of good faith negotiations between the bondholders and representatives of Trump Hotels & Casino Resorts, THCR has decided to make interest payments in the aggregate amount of approximately $91 million, on

          TRUMP ATLANTIC CITY ASSOCIATES AND TRUMP ATLANTIC CITY FUNDING, INC. 11 1/4% Mortgage Notes due May 2006;

          TRUMP ATLANTIC CITY ASSOCIATES AND TRUMP ATLANTIC CITY FUNDING II, INC. 11 1/4% Mortgage Notes due May 2006;

          TRUMP ATLANTIC CITY ASSOCIATES AND TRUMP ATLANTIC CITY FUNDING III, INC. 11 1/4% Mortgage Notes due May 2006;

          TRUMP'S CASTLE ASSOCIATES, L.P. 10 1/4% Senior Notes due April 2003;

          TRUMP'S CASTLE ASSOCIATES, L.P. 11 3/4% Mortgage Notes due November 2003; and

          TRUMP'S CASTLE HOTEL & CASINO, INC. 10 1/4% Senior Notes due April 2003, (collectively, the "Bonds")

     THCR looks forward to the negotiation and completion of a definitive agreement with respect to the Bonds prior to the due dates of the next interest payments on the Bonds. If a mutually satisfactory agreement is not reached, there can be no assurance that such payments will be made in the future.

     The negotiations with the bondholder group was precipitated by the September 11 attacks on the World Trade Center which, in turn, led New York State to pass the largest gaming bill in its history.

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     The Trump name, related trademarks and management continue to serve the
Atlantic City properties well, with the Trump Taj Mahal again finishing #1 in Atlantic City for the month of October with a "win" of $42.1 million. This #1 finish was achieved notwithstanding the hundreds of millions of dollars of investment being spent by its nearest competitors on enlargement, plant and equipment.

     Donald J. Trump, Chairman, Chief Executive Officer and President of THCR, stated "We are very happy with Trump Taj Mahal again being #1 in October and likewise the success of our other operations and are very much looking forward to making a deal which will reflect the economic realities of the present day. We want also to invest in our facilities in order to keep and even further enhance our current status."

     Atlantic City appears destined to take a tremendous economic "hit" from New York State gambling, far beyond anything ever contemplated by previous proposals. In order to position its properties for the future, appropriate concessions are being sought by THCR.

     Trump Hotels & Casino Resorts, Inc. is a public company which is approximately 42% owned by Donald J. Trump. THCR is separate and distinct from all of Mr. Trump's other holdings.

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

     All statements, trend analysis and other information contained in this release relative to THCR's performance, trends in THCR's operations or financial results, plans, expectations, estimates and beliefs, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expression, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of THCR, THCR notes that there are various factors that could cause actual results to differ

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materially from those set forth in any such forward-looking statements. The forward-looking statements contained in this release were prepared by management and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of THCR. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. Readers of this release should consider these facts in evaluating the information contained herein. In addition, the business and operations of THCR are subject to substantial risks, which increase the uncertainty inherent in the forward-looking statements contained in this release. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by THCR or any other person that the forward-looking statements contained in the release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

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